EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Yi Wan Group, Inc. (“the Company”) on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Wu Zeming, Chief Financial Officer and Chief Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Wu Zeming

Wu Zeming Chief Financial Officer and Chief Accounting Officer August 22, 2005